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                                                                     EXHIBIT 8.2

                                      ____, 2003

3TEC Energy Corporation
Pennzoil Plaza
700 Milam Street, Suite 1100
Houston, Texas 77002

     Re: Tax Opinion Regarding Merger Among Plains Exploration & Production Company, PXP Gulf Coast, Inc. and 3TEC Energy Corporation

Ladies and Gentlemen:

     This firm has acted as counsel to 3TEC Energy Corporation, a Delaware corporation ("3TEC"), in connection with the merger of 3TEC with and into PXP Gulf Coast, Inc., a Delaware corporation ("Merger Sub"), which is a wholly-owned subsidiary of Plains Exploration & Production Company, a Delaware corporation ("Plains"), pursuant to the Agreement and Plan of Merger by and among Plains, Merger Sub and 3TEC dated February 2, 2003 (the "Merger Agreement"). We have also acted as counsel to 3TEC in connection with the preparation and filing of the proxy statement/prospectus forming a part of the registration statement on Form S-4 (collectively, the "Registration Statement") filed by Plains with the Securities and Exchange Commission (the "Commission"). In particular, we have participated in the preparation of the discussion in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences of the Merger" (the "Tax Summary"). Except as expressly provided otherwise, capitalized terms used in this opinion have the meanings assigned to them in the Merger Agreement.

     As the basis for our opinion, which is described below, we have examined the Merger Agreement, the other agreements referenced in the Merger Agreement (together with the Merger Agreement, the "Agreements"), and the Registration Statement. In addition to reviewing the above documents, (i) we have conducted such factual and legal research as we have deemed appropriate; (ii) we have assumed the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Merger that have come to our attention during our engagement; (iii) we have assumed that the Merger will be consummated in the manner described in the Agreements and the Registration Statement; and (iv) we have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete as of the Effective Time of the Merger; and (v) that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement.

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         , 2003
Page 2


     Based on the facts, assumptions and representations described in this opinion and subject to the qualifications stated herein and in the Tax Summary, we have concluded that the statements of legal conclusions set forth in the Tax Summary reflect our opinion as to the anticipated U.S. federal income tax consequences of the Merger.

     We express our opinion only as to the matters specifically described herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced herein that becomes untrue or incorrect.

     This opinion is furnished to 3TEC solely for use in connection with the Merger, as described in the Merger Agreement and the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent. In accordance with Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                    THOMPSON & KNIGHT L.L.P.


                                    By:
                                        -------------------------------------
                                        R. David Wheat, Partner